EXHIBIT 5.1
                         SIDLEY AUSTIN BROWN & WOOD LLP

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                                     April 12, 2005




Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, Connecticut  06089

         Re:   $5,000,000,000 Secured Notes Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Bear, Stearns & Co. Inc. in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), by Hartford Life Insurance Company, a Connecticut life insurance company ("Hartford Life"), of a Registration Statementon Form S-3 (File No. 333-123441) filed with the Commission on March 18, 2005, as amended by Amendment No. 1 filed with the Commission on April 12, 2005 (the "Registration Statement"), including a prospectus (the "Prospectus") relating to secured notes (the "Notes") to be issued by newly formed statutory trusts formed under the laws of the State of Delaware (each, a "Trust" and together the "Trusts"), a prospectus supplement relating to secured medium-term notes to be issued by the Trusts (the "Institutional Prospectus Supplement") and a prospectus supplement relating to Hartford Life IncomeNotes(sm) to be issued by the Trusts (the "Retail Prospectus Supplement"). The Registration Statement provides for: (i) the registration of up to $5,000,000,000, or the equivalent amount in one or more foreign currencies, aggregate principal amount of Notes to be issued by the Trusts, with each Trust to issue Notes, pursuant to an Indenture (each an "Indenture") to be entered into between such Trust and JPMorgan Chase Bank, N.A., as indenture trustee (the "Indenture Trustee"), substantially in the form attached as an exhibit to the Registration Statement, and (ii) the registration of up to $5,000,000,000, or the equivalent amount in one or more foreign currencies, of Hartford Life's funding agreements (each in the form attached as an exhibit to the Registration Statement, a "Funding Agreement") to be sold to the Trusts in connection with the sale of Notes.


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SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK

Hartford Life Insurance Company
[DATE]
Page 2

         In furnishing this letter, we have reviewed, and participated in the preparation of: (i) the Registration Statement, the Prospectus, the Institutional Prospectus Supplement and the Retail Prospectus Supplement, (ii) the Standard Trust Agreement Terms and the Standard Indenture Terms, each filed as an exhibit to the Registration Statement (together, the "Standard Terms"),
(iii) the form Omnibus Instrument filed as an exhibit to the Registration Statement (the "Omnibus Instrument") that includes the trust agreement (the "Trust Agreement") to be entered into between Wilmington Trust Company, as trustee (the "Trustee") and AMACAR Pacific Corp., as trust beneficial owner and administrator (the "Trust Beneficial Owner"), and the Indenture to be executed through the execution of the Omnibus Instrument (such agreements included in the Omnibus Instrument, including the Standard Terms incorporated therein, the "Agreements"), (iv) the form of the Funding Agreement filed as an exhibit to the Registration Statement, and (v) the Expense and Indemnity Agreements entered into between Hartford Life and each of the Indenture Trustee, the Trust Beneficial Owner and Wilmington Trust Company, as trustee (the "Trustee"), which are all filed as exhibits to the Registration Statement.

         We have also reviewed the trust action of the Trusts in connection with the issuance of the Notes and have examined, and have relied as to matters of fact upon, originals or copies certified or otherwise identified to our satisfaction, of such records, agreements, documents, and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Trusts, as applicable, and have made such other further investigations as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies submitted to us for our examination. We have relied as to factual matters upon, and have assumed the accuracy of, representations, statements and certificates of or from public officials and of or from officers and representatives of all persons whom we have deemed appropriate.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes issued by a
Trust will be the valid and binding obligations of such Trust, enforceable against such Trust in accordance with their terms when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Act and the Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the relevant Trust and the Indenture Trustee; (ii) a prospectus supplement with respect to such series of Notes shall have been filed with the Commission in compliance with the Act and the rules and regulations thereunder; (iii) the Trust Agreement has been duly authorized, executed and delivered by the Trustee and the Trust Beneficial Owner as contemplated by the Registration Statement and the Indenture; and (iv) such Notes shall have been duly executed and authenticated as provided in the Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

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SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK

Hartford Life Insurance Company
[DATE]
Page 3


         The above opinion with regard to the enforceability of the Notes (i) is qualified by the effects of bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law), and (ii) is subject to the further qualification that, to the extent that the relevant Notes are denominated in a currency other than United States dollars, a claim thereunder (or foreign currency judgment in respect to such claim) would be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

         We express no opinion as to the laws of any jurisdiction other than the Statutory Trust Act of the State of Delaware and the laws of the State of New York, as currently in effect. This letter speaks as of the date hereof and we assume no obligation to update or supplement this letter to reflect any circumstances which may hereafter come to our attention with respect to the opinion and statements set forth above, including any changes in applicable law which may hereafter occur.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus forming a part thereof and to the incorporation by reference of this letter and consent as exhibits to any Registration Statement filed in accordance with Rule 462(b) under the Act relating to the Notes. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                              Very truly yours,

                                              /s/ Sidley Austin Brown & Wood LLP